Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-287922, 333-285925 and 333-280640) of Alumis Inc. of our report dated March 19, 2025 relating to the financial statements of ACELYRIN, Inc., which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP
San Diego, California
June 30, 2025